UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2024
Date of Report (Date of earliest event reported)

Cactus Acquisition Corp. 1 Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 699 9827

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Cactus Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Cactus” or the “Company”) held an extraordinary general meeting in lieu of an annual general meeting of the Company (the “Meeting”) on November 1, 2024 at 04:30 p.m. Eastern Time at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, New York, 10154, and via live webcast.

There were 5,074,870 Class A ordinary shares par value $0.0001 per share and 1 Class B ordinary Share par value $0.0001 per share (together, the “Ordinary Shares”) for a total of 5,074,871 Ordinary Shares issued and outstanding on the record date, October 8, 2024. There were 4,750,485 Ordinary Shares present at said meeting in person or represented by proxy, which is 93.61% of the total outstanding shares, thereby constituting a quorum. Summarized below are the results of the matters voted on at the Meeting.

Articles Amendment

Shareholders approved the proposal to approve, by way of special resolution, an amendment (the “Amendment”) to the Company’s amended and restated memorandum and articles of association, to extend the date by which the Company would be permitted to consummate an initial business combination from November 2, 2024 to November 2, 2025, as well as to permit the Company’s board of directors, in its sole discretion, to elect to wind up the Company’s operations on an earlier date.

Adoption of the Articles Extension Proposal required approval of a majority of at least two-thirds of Cactus’ shareholders as, being entitled to do so, vote in person or by proxy at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,746,838	3,647	0	0

The Company has filed the Amendment with the Registrar of Companies of the Cayman Islands. A copy of the Amendment is attached hereto as Exhibit 3.1.

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Meeting, 1,148,799 Ordinary Shares were tendered for redemption. As a result, approximately $13.4 million (approximately $11.64 per share) will be removed from the Company’s trust account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any excise tax, since that date. Following redemptions, the Company will have 763,572 public Ordinary Shares outstanding, and approximately $8.9 million will remain in the Company’s trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2024

CACTUS ACQUISITION CORP. 1 LTD.

By:	/s/ Gary Challinor
Name:	Gary Challinor
Title:	Chief Executive Officer